Exhibit 99.1

ULTA BEAUTY NAMES KELLY GARCIA AS

CHIEF TECHNOLOGY OFFICER

BOLINGBROOK, Ill. July 14, 2026 – Ulta Beauty, Inc. (NASDAQ: ULTA), today announced that Kelly Garcia has been appointed as its Chief Technology Officer (“CTO”), effective August 31, 2026. Mr. Garcia has been a member of the Ulta Beauty Board of Directors since 2022. In connection with his appointment, Mr. Garcia will resign from the Board of Directors effective as of his start date as CTO.

“Kelly has been an impactful member of our Board of Directors, providing valuable business insights and technology expertise, including perspectives on emerging technologies such as AI, and we are excited to enhance our executive team with his leadership as our new CTO,” said Kecia Steelman, president and chief executive officer. “With more than 25 years of leadership and broad experience across global e-commerce, customer loyalty, digital innovation, and cybersecurity, Kelly will be a great addition to our team as we continue to advance our technology capabilities and execute our Ulta Beauty Unleashed strategy to drive market share growth and deliver long-term value for all our stakeholders.”

Most recently, Mr. Garcia served as the Executive Vice President and CTO of Domino’s Pizza since July 2012, where he led the company’s technology vision and was responsible for developing and implementing strategic technology initiatives to support and improve the business globally. Prior to joining Domino’s, Mr. Garcia was Vice President of Business Intelligence and North American Operations for R. L. Polk & Company. He holds a B.S. in computer science and engineering from The Ohio State University.

About Ulta Beauty

Ulta Beauty (NASDAQ: ULTA) is the largest specialty beauty retailer in the U.S. and a leading destination for cosmetics, fragrance, skin care, hair care, wellness, and salon services. Since opening its first store in 1990, Ulta Beauty has grown to more than 1,500 stores across the U.S. and redefined beauty retail by bringing together All Things Beauty. All in One Place®. With an expansive product assortment, professional salon services, and its beloved Ulta Beauty Rewards loyalty program, the company delivers seamless, personalized experiences across stores, Ulta.com, and the Ulta Beauty App – where the possibilities are truly beautiful. Ulta Beauty is also expanding its presence internationally through its subsidiary, Space NK, a luxury beauty retailer operating in the U.K. and Ireland, its joint venture in Mexico, and its franchise in the Middle East. For more information, visit www.ulta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to, among other things, future events. You can identify these forward-looking statements by the use of words such as "will," “believe,” “expect,” “plan,” “estimate,” “may,” or other similar expressions. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. These factors include, but are not limited to, those described under Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the year ended January 31, 2026, as such risk factors may be updated from time to time in our periodic filings with the U.S. Securities and Exchange Commission (“SEC”), which are accessible on the SEC's website at www.sec.gov. Any forward-looking statements in this press release speak only as of the date of this press release. Except as required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements.

Investor Contact:
Kiley Rawlins, CFA

Vice President, Investor Relations

investorrelations@ulta.com

Media Contact:

Natalie Navarre

Vice President, Public Relations & Social Marketing

nnavarre@ulta.com

PR@ulta.com

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